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
       As  filed  with  the  Securities and Exchange Commission on May 13, 1998.

                                                            Registration No. 333-


=============================================================================================
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  -------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                         Under
                              The Securities Act of 1933
                                  -------------------
                                SYPRIS SOLUTIONS, INC.
                (Exact name of Registrant as specified in its charter)
                                  -------------------

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
       Delaware                                               61-1321992
----------------------------                ----------------------------------------
(State of incorporation)                           (I.R.S. Employer Identification No.)

                                455 South Fourth Street
                              Louisville, Kentucky 40202
      (Address, including zip code, of Registrant's principal executive offices)
                                  -------------------
            SYPRIS SOLUTIONS, INC. 1994 STOCK OPTION PLAN FOR KEY EMPLOYEES
(FORMERLY GROUP TECHNOLOGIES CORPORATION 1994 STOCK OPTION PLAN FOR KEY EMPLOYEES)
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                               (Full title of the plan)
                                  -------------------
                                    JEFFREY T. GILL
                         President and Chief Executive Officer
                                Sypris Solutions, Inc.
                                455 South Fourth Street
                              Louisville, Kentucky  40202
                                    (502) 585-5544
   (Name, address, and telephone number, including area code, of agent for service)
                                  -------------------
                                      Copies to:
                                 ROBERT A. HEATH, ESQ.
                                Wyatt, Tarrant & Combs
                                  2800 Citizens Plaza
                              Louisville, Kentucky  40202
                                    (502) 589-5235


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
                            CALCULATION OF REGISTRATION FEE
===============================================================================================

                                      Proposed Maximum       Proposed Maximum       Amount of
Title of Securities    Amount to be    Offering  Price      Aggregate Offering      Registration
 to be Registered       Registered      Per Share                Price(F1)             Fee
-----------------------------------------------------------------------------------------------
Common Stock
$.01 par value          1,050,000     $10.3125               $10,828,125            $3,194.30
===============================================================================================

(F1)    Calculated  in  accordance  with  Rule  457(c) solely for the purpose of computing the amount of the registration fee based upon the average of  the  bid and asked price for the Common Stock as reported  on  the Nasdaq National Market on May 11, 1998.
===============================================================================================

          The contents of the Registrant's Form S-8 Registration Statements Nos. 33-94546 and 333-07199, as filed with the Commission on July 13, 1995 and June 28, 1996, respectively, and the Registrant's Post-Effective Amendment No. 1 to Form S-8 Registration Statements Nos. 33-94546, 333-07195, 33-94544, 333-07199 and 333-07111, as filed with the Commission on
May 13, 1998 are incorporated herein by reference.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS.

          See Index to Exhibits on page 6.

                            SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado, on the 21st day of April 1998.

                                   SYPRIS SOLUTIONS, INC.

                                   By:/S/ JEFFREY T. GILL
                                      Jeffrey T. Gill
                                      President and Chief Executive Officer


                        POWERS OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey T. Gill, David D. Johnson and Anthony C. Allen as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

     SIGNATURES                    TITLE                              DATE



/S/ JEFFREY T. GILL          President, Chief Executive          April 21, 1998
Jeffrey T. Gill              Officer and Director


/S/ DAVID D. JOHNSON         Vice President, Treasurer           April 21, 1998
David D. Johnson             and Chief Financial Officer
                             (Principal Financial Officer)

/S/ ANTHONY C. ALLEN         Vice President, Controller          April 21, 1998
Anthony C. Allen             and Assistant Secretary
                             (Principal Accounting Officer)

/S/ ROBERT E. GILL           Chairman of the Board               April 21, 1998
Robert E. Gill               and Director


                             Senior Vice President, Secretary    April __, 1998
R. Scott Gill                and Director


/S/ HENRY F. FRIGON          Director                            April 21, 1998
Henry F. Frigon


/S/ WILLIAM L. HEALEY        Director                            April 21, 1998
William L. Healey


/S/ ROGER W. JOHNSON         Director                            April 21, 1998
Roger W. Johnson


/S/ SIDNEY R. PETERSEN       Director                            April 21, 1998
Sidney R. Petersen


/S/ ROBERT SROKA             Director                            April 21, 1998
Robert Sroka

                         INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT                                 PAGE

5              Opinion of Wyatt, Tarrant & Combs.                            7

23(a)          Consent of Wyatt, Tarrant & Combs (contained in Exhibit 5).   7

23(b)          Consent of Ernst & Young LLP.                                 9

24             Power of Attorney (precedes signatures).


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